                                                                    EXHIBIT 99.6

                             BROKER-DEALER AGREEMENT


                                     between


                            [NAME OF AUCTION AGENT],
                                as Auction Agent


                                       and


                            [NAME OF BROKER-DEALER],
                                as Broker-Dealer


                           Dated as of _________, 200_


                                 $_____________


                       GMAC Education Loan Funding Trust-I
                         Student Loan Asset-Backed Notes
                                  Series _____

================================================================================

                             BROKER-DEALER AGREEMENT

     THIS BROKER-DEALER AGREEMENT dated as of _________, 200_ between [NAME OF AUCTION AGENT] (together with its successors and assigns, the "Auction Agent"), Zions First National Bank, as trustee (the "Trustee"), under the [NAME OF SUPPLEMENTAL INDENTURE], dated as of ________, 200_ (the "Supplemental Indenture"), which is supplemental to the Indenture of Trust, dated March 1, 2003, between GMAC EDUCATION LOAN FUNDING TRUST-I (the "Issuer") and the Trustee, pursuant to authority granted to it in the Auction Agent Agreement dated as of ________, 200_, among the Trustee and the Auction Agent (the "Auction Agent Agreement"), and [NAME OF BROKER-DEALER] (together with its successors and assigns hereinafter referred to as "BD").

     The Issuer proposes to issue certain of its Student Loan Asset-Backed Notes as Auction Rate Notes (collectively, the "Notes") as follows:

Class                                      Principal Amount
-----                                      ----------------
Class ______ Notes                         $[____________]
Class ______ Notes                         $[____________]
Class ______ Notes                         $[____________]

     Each class of Notes matures ________, 20__.

     The Supplemental Indenture provides that the interest rate on the Notes for each Interest Period after the Initial Interest Period shall, except under certain conditions, equal the Auction Rate which the Auction Agent advises results from implementation of the Auction Procedures. Pursuant to Section 2.08(a) of the Auction Agent Agreement, the Auction Agent has entered into this Agreement.

     The Auction Procedures require the participation of one or more Broker-Dealers.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent, as agent of the Trustee, and BD agree as follows:

                                   ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

     SECTION 1.01. TERMS DEFINED BY REFERENCE TO THE SUPPLEMENTAL INDENTURE AND AUCTION AGENT AGREEMENT. Capitalized terms not defined herein shall have the respective meanings specified in or pursuant to the Supplemental Indenture and the Auction Agent Agreement.

     SECTION 1.02. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

     "AUCTION" shall have the meaning specified in Section 2.01 hereof.

     "AUCTION AGENT AGREEMENT" shall mean the Auction Agent Agreement dated as of ________, 200_, among the Trustee, GMAC Education Loan Funding Trust-I and the Auction Agent relating to the Notes.

     "AUCTION PROCEDURES" shall mean the Auction Procedures that are set forth in [Appendix A] of the Supplemental Indenture.

     "AUTHORIZED OFFICER" shall mean each Vice President, Assistant Vice President and Associate of the Auction Agent assigned to its Corporate Trust and Agency Services and every other officer or employee of the Auction Agent designated as an Authorized Officer for purposes of this Agreement in a communication to BD.

     "BD OFFICER" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

     "BROKER-DEALER AGREEMENT" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

     "OWNER" shall be a registered owner of any Notes.

     "SETTLEMENT PROCEDURES" shall mean the Settlement Procedures attached hereto as Exhibit A.

     SECTION 1.03. RULES OF CONSTRUCTION. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

                                   ARTICLE II

                                   THE AUCTION

     SECTION 2.01. PURPOSE; INCORPORATION BY REFERENCE OF AUCTION PROCEDURES AND SETTLEMENT PROCEDURES.

          (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Interest Rate for the next Interest Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) Without prejudice to Section 3.01(a) hereof, all of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

          (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other persons meeting the requirements specified in the definition of "Broker-Dealer" contained in [Section 1] of the Supplemental Indenture may execute Broker-Dealer Agreements and participate as Broker-Dealers in Auctions.

          (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. [However, except during the Rate Lock Period with respect to the Series _____ Senior Notes, the Auction Agent may by notice to BD and all other Broker-Dealers prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.] The Auction Agent shall have no duty or liability with respect to monitoring or enforcing the requirements of this Section 2.01(d).

          (e) BD agrees to act as, and assumes the obligations of, and limitations and restrictions placed upon, a Broker-Dealer under this Broker-Dealer Agreement, and to otherwise act as, and assume the obligations of and limitations and restrictions placed upon, a Broker-Dealer under [Appendix A] of the Supplemental Indenture.

     SECTION 2.02. PREPARATION FOR EACH AUCTION.

          (a) Not later than 10:30 a.m. on each Auction Date for the Notes, the Auction Agent shall advise BD by telephone of the All Hold Rate, the Maximum Rate, One-Month LIBOR and the Applicable LIBOR-Based Rate.

          (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent has given the notice referred to in clause
     (vi) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earliest of (i) 9:15 a.m. on the new Auction Date, (ii) 9:15 a.m. on the old Auction Date and (iii) 9:15 a.m. on the next Interest Payment Date. Thereafter, BD shall promptly notify customers of BD that BD believes are Existing Owners of such change in the Auction Date.

          (c) The Auction Agent from time to time may request BD to provide it with the aggregate principal amounts of Notes specifically held by each such BD as an Existing Owner. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Existing Owners and Potential Owners in any Auction, and shall not disclose any such information so provided to any person other than the Trustee, the Issuer and BD, unless the failure to disclose such information would be unlawful or if the failure to do so would expose the Auction Agent to any loss, liability, claim or damage for which the Auction Agent shall not have been previously adequately indemnified.

     SECTION 2.03. AUCTION SCHEDULE; METHOD OF SUBMISSION OF ORDERS.

          (a) The Auction Agent shall conduct Auctions for the Notes in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trustee, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the close of business on the Business Day next preceding the first Auction Date on which such change shall be effective.

     Time                          Event
     ---------------------------------------------------------------------------
     By 9:00 a.m.                  Auction Agent obtains One-Month LIBOR and the
                                   Applicable LIBOR Rate.

     By 10:30 a.m.                 Auction Agent advises the Trustee and the
                                   Broker-Dealers of the applicable All Hold
                                   Rate, the applicable Maximum Rate, One-Month
                                   LIBOR and the Applicable LIBOR Rate.

     9:30 a.m.-1:00 p.m.           Auction Agent assembles information
                                   communicated to it by Broker-Dealers as
                                   provided in [Section 4(b)(i)] of the
                                   Supplemental Indenture.  Submission Deadline
                                   is 1:00 p.m.

     Not earlier than 1:00 p.m.    Auction Agent makes determinations pursuant
                                   to [Section 4(c)(i)] of the Supplemental
                                   Indenture. Submitted Bids and Submitted Sell
                                   Orders are accepted and rejected in whole or
                                   in part and Notes are allocated as provided
                                   in [Section 4(d) and (e)] of the Supplemental
                                   Indenture.

     By approximately 3:00 p.m.    Auction Agent advises the Trustee of results
                                   of Auction as provided in [Section 4(c)(ii)]
                                   of the Supplemental Indenture and of the
                                   Auction Rate for the next Interest Period.
                                   Auction Agent gives notice of Auction results
                                   as set forth in Section 2.04(a) hereof.

          (b) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Owner or Existing Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Owners or Existing Owners on whose behalf BD is submitting Orders.

          (c) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of Notes made through BD by an Existing Owner to another person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of any Notes to be transferred to or by any person that purchased or sold Notes through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 p.m. on the Business Day next preceding the applicable Auction Date.

          (d) BD agrees to handle its customers' Orders in accordance with its duties under applicable securities laws and rules.

     SECTION 2.04. NOTICES.

          (a) On each Auction Date, the Auction Agent shall notify BD by telephone of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. If requested by BD, the Auction Agent shall as soon as practicable on the Business Day next succeeding such Auction Date, notify BD in writing, if previously so requested, of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

          (b) BD shall notify each Existing Owner or Potential Owner on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

          (c) The Auction Agent shall deliver to BD after receipt all notices and certificates which the Auction Agent is required to deliver to BD pursuant to Section 2 of the Auction Agent Agreement at the times and in the manner set forth in the Auction Agent Agreement.

     SECTION 2.05. SERVICE CHARGE TO BE PAID TO BD. On each Interest Payment Date, for the term of this Agreement, the Auction Agent shall pay to BD, from funds the Auction Agent has received from the Issuer, a service charge for the succeeding Interest Period, an amount equal to the product of (a) a fraction, the numerator of which is the number of days in each Auction Period occurring during such Interest Period (or, in the case of the initial period, the actual number of days elapsed since the date of delivery of the Notes) and the denominator of which is 360, times (b) the Broker-Dealer Fee Rate, times (c) the sum of (i) the sum of the aggregate principal amount of the Notes that were (A) the subject of Submitted Bids of Existing Owners submitted by BD and continued to be held as a result of such submission and (B) the subject of Submitted Bids of Potential Owners submitted by BD and purchased as a result of such submission and (ii) the aggregate principal amount of the Notes subject to valid Hold Orders (determined in accordance with [Section 4(c)(i)] of the Supplemental Indenture) submitted to the Auction Agent by BD and (iii) the principal amount of the Notes deemed to be subject to Hold Orders by Existing Owners pursuant to [Section 4(b)(iii)] of the Supplemental Indenture that were acquired by such Existing Owners through BD, in the Auction for such Auction Period. For purposes of subclause (c)(iii) of the foregoing sentence, if any Existing Owner who acquired Notes through BD transfers those Notes to another Person other than pursuant to an Auction, then the Broker-Dealer for the Notes so transferred shall continue to be BD; provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such Notes. If for any reason an Auction is not held on an Auction Date, there shall be no Broker-Dealer Fee applicable with respect to such Auction Date. The Broker-Dealer Fee Rate shall be [___] of 1% per annum.

     SECTION 2.06. SETTLEMENT.

          (a) If any Existing Owner on whose behalf BD has submitted a Bid or Sell Order for Notes that was accepted in whole or in part fails to instruct its Participant to deliver the Notes subject to such Bid or Sell Order against payment therefor, BD shall instruct such Participant to deliver such Notes against payment therefor and BD may deliver to the Potential Owner on whose behalf BD submitted a Bid that was accepted in whole or in part a principal amount of the Notes that is less than the principal amount of the Notes specified in such Bid to be purchased by such Potential Owner.

          Notwithstanding the foregoing terms of this Section 2.06(a), any delivery or non-delivery of Notes which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.03(c) hereof. The Auction Agent shall have no duty or liability with respect to monitoring or enforcing requirements of this Section 2.06(a).

          (b) Neither the Auction Agent, the Trustee nor the Issuer shall have any responsibility or liability with respect to the failure of an Existing Owner, a Potential Owner or a Participant or any of them to deliver Notes or to pay for Notes sold or purchased pursuant to the Auction Procedures or otherwise.

                                   ARTICLE III

                                THE AUCTION AGENT

     SECTION 3.01. DUTIES AND RESPONSIBILITIES.

          (a) The Auction Agent is acting solely as agent for the Trustee hereunder and owes no fiduciary or other duties to any other Person by reason of this Agreement and no implied duties, fiduciary or otherwise, shall be read into this agreement.

          (b) Notwithstanding Section 3.01(a) above, the Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Auction Agent Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent by reason of anything set forth in the Offering Memorandum or any other offering material employed in connection with the offer and sale of the Notes, or otherwise. In no event shall the Auction Agent be liable for special, indirect or consequential loss or damages of any kind whatsoever (including, but not limited to, loss of profits), even if the Auction Agent has been advised of the likelihood of such loss or damages and regardless of the form of action, except in the event of bad faith or negligence on the part of the Auction Agent.

          (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment.

          (d) Whenever in the administration of the provisions of this Agreement the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Auction Agent, be deemed to be conclusively proved and established by a certificate signed by the Issuer or the Broker-Dealer and delivered to the Auction Agent and such certificate, in the absence of negligence or bad faith on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the good faith thereof.

          (e) The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or documents.

          (f) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party, or any corporation succeeding to the business of the Auction Agent shall be the successor of the

     Auction Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where any instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

     SECTION 3.02. RIGHTS OF THE AUCTION AGENT.

          (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Trustee or by a Broker-Dealer or by their designated agents or representatives. The Auction Agent may record telephone communications with the Broker-Dealers.

          (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

          (e) The Auction Agent makes no representation as to the validity, adequacy or accuracy of this Agreement, the Auction Agent Agreement, the Notes or any offering document used in connection with the offer and sale of the Notes or otherwise.

                                   ARTICLE IV

                                  MISCELLANEOUS

     SECTION 4.01. TERMINATION. [Prior to the occurrence of a Rate Lock Termination Event, this Agreement may be terminated by the Auction Agent only upon the occurrence of an event concerning BD described in Section 6.01(o) or
(p) of the Indenture. After the occurrence of a Rate Lock Termination Event], any party may terminate this Agreement at any time upon five days prior notice to the other party. This Agreement shall automatically terminate upon the delivery of certificates representing the Notes pursuant to [Section 17(c)] of the Supplemental Indenture or upon termination of the Auction Agent Agreement.

     SECTION 4.02. PARTICIPANT IN DEPOSITORY. Either (a) BD is, and shall remain for the term of this Agreement, a member of, or Participant in, the Depository, or (b) BD may designate a Participant to act on BDs behalf for purposes of this Agreement. If BD wishes to designate a different Participant to act on its behalf, BD shall give the Auction Agent at least two Business Days prior notice thereof.

     SECTION 4.03. COMMUNICATIONS. Except for (a) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and
(b) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, at its address or facsimile number set forth below:

     If to BD, addressed:   [NAME AND CONTACT INFORMATION FOR BROKER-DEALER]
                            Attention: _______________
                            Telephone:  ______________
                            Telecopy:  _______________

     If to the Auction      [NAME AND CONTACT INFORMATION FOR AUCTION AGENT]
     Agent, addressed:      Attention: _______________
                            Telephone:  ______________
                            Telecopy:  _______________

or such other address or facsimile number as such party may hereafter specify for such purpose, by notice to the other party. Each such notice, request or communication shall be effective, when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     SECTION 4.04. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations. endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

     SECTION 4.05. BENEFITS. Nothing in this Agreement, express or implied, shall give to any person, other than the Trustee, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     SECTION 4.06. AMENDMENT; WAIVER.

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

          (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     SECTION 4.07. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Trustee without the consent of BD.

     SECTION 4.08. SEVERABILITY. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     SECTION 4.09. EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                    ARTICLE V

                                  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this BROKER-DEALER AGREEMENT to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                         [NAME OF AUCTION AGENT],
                                         as Auction Agent

                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                                         [NAME OF BROKER-DEALER],
                                         as Broker-Dealer

                                         By:
                                            ------------------------------------
                                         Its: Vice President

                                                                    Exhibit A to
                                                         BROKER-DEALER AGREEMENT

                              SETTLEMENT PROCEDURES

     Capitalized terms used herein shall have the respective meanings specified in the Supplemental Indenture and the Broker-Dealer Agreement.

          (a) Not later than 3:00 p.m., New York City time, on each Auction Date if the Applicable Interest Rate is the Auction Rate, the Auction Agent is required to notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Owner or Potential Owner of:

               (i)    the Auction Rate fixed for the next Interest Period;

               (ii)   whether there were Sufficient Bids in such Auction;

               (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be sold by such Existing Owner;

               (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be purchased by such Potential Owner;

               (v) if the aggregate principal amount of Notes to be sold by all Existing Owners on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Notes to be purchased by all Potential Owners on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more other Buyer's Broker-Dealers (and the name of the Participant, if any, of each such other Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of Notes and the principal amount of Notes to be purchased from one or more Existing Owners on whose behalf such Seller's Broker-Dealer acted by one or more Potential Owners on whose behalf each of such other Buyer's Broker-Dealers acted;

               (vi) if the principal amount of Notes to be purchased by all Potential Owners on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the aggregate principal amount of Notes to be sold by all Existing Owners on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Notes and the principal amount of Notes to be sold to one or more Potential Owners on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Owners on whose behalf each of such Seller's Broker-Dealers acted;

               (vii) unless previously provided, a list of all Applicable Interest Rates and related Interest Periods (or portions thereof) since the last Interest Payment Date; and

               (viii) the Auction Date for the next succeeding Auction.

          (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall:

               (i) advise each Existing Owner and Potential Owner on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

               (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Owner's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Securities Depository the amount necessary to purchase the principal amount of Notes to be purchased pursuant to such Bid against receipt of such principal amount of Notes;

               (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Owner on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Owner's Participant to deliver to such Broker-Dealer (or its Participant) through the Securities Depository the principal amount of Notes to be sold pursuant to such Bid or Sell Order against payment therefor;

               (iv) advise each Existing Owner on whose behalf such Broker-Dealer submitted an Order and each Potential Owner on whose behalf such Broker-Dealer submitted a Bid of the Applicable Interest Rate for the next Interest Period;

               (v) advise each Existing Owner on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

               (vi) advise each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

          (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it pursuant to paragraph (b)(ii) above, and any Notes received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Owners, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or
     (a)(vi) above.

          (d)  On each Auction Date:

               (i) each Potential Owner and Existing Owner with an Order in the Auction on such Auction Date shall instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be;

               (ii) each Seller's Broker-Dealer that is not a Participant of the Securities Depository shall instruct its Participant (A) to pay through the Securities Depository of the Existing Owner delivering Notes to such Broker-Dealer following such Auction pursuant to
          (b)(iii) above the amount necessary, including accrued interest, if any, to purchase such Notes against receipt of such Notes, and (B) deliver such Notes through the Securities Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to paragraph (a)(v) above against payment therefor; and

               (iii) each Buyer's Broker-Dealer that is not a Participant in the Securities Depository shall instruct its Participant to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Participant) identified to such Buyer's Broker-Dealer pursuant to
          (a)(vi) above the amount necessary, to purchase the Notes to be purchased pursuant to (b)(ii) above against receipt of such Notes, and
          (B) deliver such Notes through the Securities Depository to the Participant of the purchaser thereof against payment therefor.

          (e) On the first Business Day of the Interest Period next following each Auction Date:

               (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described under (b)(ii) or
          (b)(iii) above for such Auction, and the Securities Depository shall execute such transactions;

               (ii) each Seller's Broker-Dealer or its Participant shall instruct the Securities Depository to execute the transactions described in (d)(ii) above for such Auction, and the Securities Depository shall execute such transactions; and

               (iii) each Buyer's Broker-Dealer or its Participant shall instruct the Securities Depository to execute the transactions described in (d)(iii) above for such Auction, and the Securities Depository shall execute such transactions.

          (f) If an Existing Owner selling Notes in an Auction fails to deliver such Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Owner on behalf of which it submitted a Bid that was accepted a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by such Potential Owner (but only in an Authorized Denomination). In such event, the principal amount of Notes to be so delivered shall be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Notes shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Notes, which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent and the Broker-Dealer Agreement. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Owner, Existing Owner or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Notes purchased or sold pursuant to an Auction or otherwise.

                                                                    Exhibit B to
                                                         BROKER-DEALER AGREEMENT

                   (Submit only one Order on this Order Form)

                       GMAC EDUCATION LOAN FUNDING TRUST-I
                         STUDENT LOAN ASSET-BACKED NOTES

                                 Series _______
                             [Insert name of Series]

                                 $_____________

                               Auction Rate Notes
                                    ("Notes")

                                   ORDER FORM

                                                                    Exhibit C to
                                                         BROKER-DEALER AGREEMENT

     (To be used only for transfers made other than pursuant to an Auction)

                                 $______________

                       GMAC EDUCATION LOAN FUNDING TRUST-I
                         STUDENT LOAN ASSET-BACKED NOTES
                                  Series _____
                             [Insert name of Series]

                               Auction Rate Notes
                                    ("Notes")

                                  TRANSFER FORM

We are (check one):
     / / the Existing Owner named below; or
     / / the Broker-Dealer for such Existing Owner; or
     / / the Participant for such Existing Owner.
     We hereby notify you that such Existing Owner has transferred $___________* Notes to __________________.


          ------------------------------------------
          (Name of Existing Owner)


          ------------------------------------------
          (Name of Broker-Dealer)


          ------------------------------------------
          (Name of Participant)

          By:
             ---------------------------------------
          Printed Name
                      ------------------------------
          Title
               -------------------------------------

----------
*  Notes may only be transferred in units of $50,000.

                                                                    Exhibit D to
                                                         BROKER-DEALER AGREEMENT

   (To be used only for failures to deliver Notes sold pursuant to an Auction)

                       GMAC EDUCATION LOAN FUNDING TRUST-I

                         STUDENT LOAN ASSET-BACKED NOTES
                                  Series _____
                             [Insert name of Series]

                                 $_____________

                               Auction Rate Notes
                                    ("Notes")

                         NOTICE OF A FAILURE TO DELIVER

Complete either I or II
I. We are a Broker-Dealer for ___________ (the "Purchaser"), which purchased $________* of the Notes in the Auction held on __________ from the seller of such Notes.

II. We are a Broker-Dealer for ______________ (the "Seller"), which sold $________* of the Notes in the Auction held on ______________ to the purchaser of such Notes.

We hereby notify you that (check one)--

_______the Seller failed to deliver such Notes to the Purchaser

______the Purchaser failed to make payment to the Seller upon delivery of such Notes


          ------------------------------------
          (Name of Broker-Dealer)


          By
            ----------------------------------
          Printed Name
                      ------------------------

----------
*  Notes may only be transferred in units of $50,000.